As filed with the Securities and Exchange Commission on December 7,
2000.
                                              Registration No. 333-_____________
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                                AULT INCORPORATED
             (Exact name of registrant as specified in its charter)

           MINNESOTA                                             41-0842932
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             7105 NORTHLAND TERRACE
                          MINNEAPOLIS, MINNESOTA 55428
              (Address of principal executive offices and zip code)
                          ----------------------------

                        AULT INCORPORATED 1996 STOCK PLAN
                            (Full title of the Plan)
                          ----------------------------
                                                     Copy to:
Frederick M. Green                                   Richard A. Primuth
President and Chief Executive Officer                Lindquist & Vennum P.L.L.P.
Ault Incorporated                                    4200 IDS Center
7105 Northland Terrace                               80 South 8th Street
Minneapolis, Minnesota 55428                         Minneapolis, MN 55402
(763) 592-1910                                       (612) 371-3211
(Name, address and telephone
 number, including area code,
 of agent for service)
                               -------------------
                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                        Proposed        Proposed
Title of                Maximum         Maximum
Securities              Amount          Offering     Aggregate      Amount of
to be                   to be           Price        Offering       Registration
Registered              Registered(2)   Per Share    Price          Fee

--------------------------------------------------------------------------------
Common Stock,           300,000 shares  $6.6875(1)   $2,006,250(1)  $ 529.65
no par value,
to be issued pursuant
to Ault Incorporated
1996 Stock Plan

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the closing price of the Company's Common Stock on the Nasdaq National Market on December 4, 2000.
(2) 500,000 shares were registered on Form S-8 (File No. 333-38455) on October 22, 1997; 250,000 shares were registered on Form S-8 (File No. 333-91389) on November 22, 1999; and 300,000 shares are being registered herewith.

               INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                  BY REFERENCE

         A Registration Statement on Form S-8 (File No. 333-38455) was filed with the Securities and Exchange Commission on October 22, 1997 covering the registration of 500,000 shares initially authorized for issuance under the Company's 1996 Stock Incentive Plan (the "Plan"). A filing fee of $1,175 was paid at the time the Registration Statement was filed. A Registration Statement on Form S-8 (File No. 333-91389) was filed with the Securities and Exchange Commission on November 22, 1999 covering the registration of an additional 250,000 shares authorized under the Plan. This amendment was authorized by the Company's Board of Directors on July 21, 1999 and such amendment was approved by the Company's shareholders on September 30, 1999. A filing fee of $425.69 was paid at the time the Registration Statement was filed. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 300,000 shares authorized under the Plan. An amendment to the Plan to increase the reserved and authorized number of shares under the Plan by 300,000 was authorized by the Company's Board of Directors on August 10, 2000 and such amendment was approved by the Company's shareholders on September 26, 2000. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement. The contents of the prior Registration Statement are incorporated herein by reference.


                                     PART I

         Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.


                                     PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended May 28, 2000.

         (b) The Quarterly Report of the Company on Form 10-Q for the quarter ended August 27, 2000; the Definitive Proxy Statement dated August 25, 2000 for the 2000 Annual Meeting of Shareholders held on September 26, 2000.


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


         (c) The description of the Company's Common Stock to be offered pursuant to this Registration Statement is incorporated by reference to the Company's Registration Statement on Form S-1 filed on July 18, 1983 (No. 2-85224).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         Article XI of the Registrant's Bylaws provides that the Registrant shall indemnify any person who at any time shall serve or shall have served as a director, officer or employee of the Corporation, or of any other enterprise at the request of the Corporation, and the heirs, executors and administrators of such person in accordance with, and to the fullest extent permitted by the provisions of the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 302A, as it may be amended from time to time.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes,
Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organization, reasonably believed that the conduct was not opposed to the best interests of the


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


corporation. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         Exhibit

         4.1      Ault Incorporated 1996 Stock Option Plan, as amended

         5.1      Opinion of Lindquist & Vennum P.L.L.P.

         23.1     Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit
                  5.1)

         23.2     Consent of Deloitte & Touch LLP, independent auditors

         23.3     Consent of McGladrey & Pullen, LLP, independent auditors

         24.1     Power of Attorney (set forth on the signature page hereof)


Item 9. Undertakings.

         The Company hereby undertakes to:

(a)      (1)      File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


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


         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on December 7, 2000.

                                                AULT INCORPORATED


                                                By /s/ Frederick M. Green
                                                   -----------------------------
                                                   Frederick M. Green
                                                   President and Chief Executive
                                                   Officer

                                POWER OF ATTORNEY

         The undersigned officers and directors of Ault Incorporated hereby constitute and appoint Frederick M. Green and Donald L. Henry, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on December 7, 2000 in the capacities indicated.

Signature                                            Title
---------                                            -----

/s/ Frederick M. Green                        President, Chief Executive Officer
--------------------------                    and Chairman of the Board
Frederick M. Green                            (Principal Executive Officer)


/s/ Donald L. Henry                           Chief Financial Officer
--------------------------
Donald L. Henry


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


/s/ John Colwill, Jr.                         Director
--------------------------
John Colwill, Jr.

/s/ Delbert W. Johnson                        Director
--------------------------
Delbert W. Johnson


/s/ John G. Kassakian                         Director
--------------------------
John G. Kassakian


/s/ David J. Larkin                           Director
--------------------------
David J. Larkin


/s/ Frank L. Sims                             Director
--------------------------
Frank L. Sims


/s/ Matthew A. Sutton                         Director
--------------------------
Matthew A. Sutton











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